Exhibit 99.1

ACCO BRANDS CORPORATION AND MEADWESTVACO CORPORATION TO

RE-FILE HART-SCOTT-RODINO ACT NOTIFICATION FOR PROPOSED

MERGER OF MEADWESTVACO’S CONSUMER & OFFICE PRODUCTS

BUSINESS WITH ACCO BRANDS

LINCOLNSHIRE, ILLINOIS, January 18, 2012 – ACCO Brands Corporation (NYSE: ABD), a world leader in branded office products, announced today that it has voluntarily withdrawn and will re-file the notification and report form filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) in connection with the proposed merger of MeadWestvaco Corporation’s Consumer & Office Products business into ACCO Brands. ACCO Brands originally filed its required notification and report form under the HSR Act on December 16, 2011, and plans to re-file this submission on January 19, 2012 in order to restart the initial waiting period under the HSR Act and to provide the Antitrust Division of the United States Department of Justice (“DOJ”) additional time to review the proposed transaction. Upon re-filing of the HSR notification and report form, the DOJ will have an additional 30-day period in which to determine whether to close its investigation or issue a request for additional information and documentary material, commonly referred to as a “second request.” ACCO Brands and MeadWestvaco have been working cooperatively with the DOJ as it conducts its review of the proposed transaction, and will continue to do so through the completion of that review.

As previously announced on November 17, 2011, ACCO Brands and MeadWestvaco signed a definitive agreement to merge MeadWestvaco’s Consumer & Office Products business into ACCO Brands in a transaction which was valued at approximately $860 million at the time of the announcement. Upon completion of the transaction, MeadWestvaco shareholders will own 50.5% of the combined company. The proposed merger is expected to be completed in the second quarter of 2012.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in branded office products. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, Derwent, Marbig and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.

ACCO Brands Corporation’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding to buy, sell or hold the company’s securities. Forward-looking statements relating to the proposed merger involving ACCO Brands and the Consumer & Office Products business of MeadWestvaco Corporation include, but are not limited to: statements about the benefits of the proposed merger, including future financial and operating results; ACCO Brands’ plans, objectives, expectations and intentions; the expected timing of completion of the merger; and other statements relating to the merger that are not historical facts. With respect to the proposed merger, important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to: risks and uncertainties relating to the ability to obtain the requisite ACCO Brands Corporation shareholder approval; the risk that ACCO Brands or MeadWestvaco Corporation may be unable to obtain governmental and regulatory approvals required for the merger; the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the merger; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected and the impact of additional indebtedness. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the preliminary proxy statement/prospectus included in the registration statement on Form S-4 that ACCO Brands filed with the United States Securities and Exchange Commission (“SEC”) on January 3, 2012 in connection with the proposed merger.

Additional Information

In connection with the proposed merger, ACCO Brands filed a registration statement on Form S-4 with the SEC on January 3, 2012, but this registration statement has not been declared effective. This registration statement includes a proxy statement of ACCO Brands that also constitutes a prospectus of ACCO Brands, and will be sent to the shareholders of ACCO Brands. Shareholders are urged to read the proxy statement/prospectus and any other relevant documents when they become available, because they will contain important information about ACCO Brands and the proposed merger. The proxy statement/prospectus and other documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement/prospectus and other documents (when they are available) can also be obtained free of charge from ACCO Brands upon written request to ACCO Brands Corporation, Investor Relations, 300 Tower Parkway, Lincolnshire, Illinois 60069, or by calling (847) 484-3020.

This communication is not a solicitation of a proxy from any security holder of ACCO Brands. However, ACCO Brands and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed merger under the rules of the SEC. Information about the directors and executive officers of ACCO Brands may be found in its 2010 Annual Report on Form 10-K filed with the SEC on February 24, 2011, and its definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on April 4, 2011.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020